EXHIBIT 10.1

PROPEX INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

AND LIMITED WAIVER

This SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”) is dated as of January 26, 2007 and entered into by and among Propex Inc. (formerly known as Propex Fabrics Inc.), a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), BNP Paribas, as administrative agent for Lenders (“Administrative Agent”), and the Credit Support Parties (as defined in Section 4 hereof) and is made with reference to that certain Credit Agreement dated as of January 31, 2006, as amended by that certain First Amendment to Credit Agreement dated as of February 20, 2006 (the “Credit Agreement”), by and among Company, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendments to Section 1: Definitions

A. Subsection 1.1. of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Restructuring Charges” means Propex Restructuring Costs and SI Integration Costs in an aggregate amount not to exceed $20,000,000; provided that no more than $1,000,000 of such costs may be added back to Consolidated EBITDA pursuant to clause (vi) of the definition thereof in Fiscal Year 2007.

“Second Amendment” means the Second Amendment to the Credit Agreement, dated as of January 26, 2007, by and among Company, Lenders, and Administrative Agent.

“Second Amendment Effective Date” means the date on which the Second Amendment became effective in accordance with its terms.

B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the defined terms “Consolidated Leverage Ratio” and “Consolidated Senior Secured Leverage Ratio” contained therein and substituting the following therefor:

“Consolidated Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (A)(i) Consolidated Total Debt as at such date minus (ii) solely for purposes of calculating compliance with the covenant set forth in Section 7.6C for periods ending on or prior to the last day of the first Fiscal Quarter of Fiscal Year 2008, Cash and Cash Equivalents of the Company and its Subsidiaries as of such date to (B) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such date.

“Consolidated Senior Secured Leverage Ratio” means, as of the last day of any Fiscal Quarter the ratio of (A)(i) Consolidated Total Senior Secured Debt as at such day minus (ii) solely for purposes of calculating compliance with the covenant set forth in Section 7.6E for periods ending on or prior to the last day of the first Fiscal Quarter of Fiscal Year 2008, Cash and Cash Equivalents of the Company and its Subsidiaries as of such date to (B) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

C. The defined term “Consolidated EBITDA” in Subsection 1.1 of the Credit Agreement is hereby amended by deleting clauses (vi) and (vii) contained therein and substituting “(vi) Restructuring Charges,” therefor, and each reference to “(viii)” contained therein shall be amended by substituting “(vii)” therefor.

D. The defined term “Propex Restructuring Costs” in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the following text contained therein: “in an aggregate amount not to exceed $8,400,000”.

E. The defined term “SI Integration Costs” in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the following text contained therein: “in an aggregate amount not to exceed $7,800,000”.

1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans

A. Subsection 2.2A(i)(a) of the Credit Agreement is hereby amended by deleting the reference to “1.25%” contained therein and substituting “2.00%” in place thereof.

B. Subsection 2.2A(i)(b) of the Credit Agreement is hereby amended by deleting the reference to “2.25%” contained therein and substituting “3.00%” in place thereof.

1.3 Amendments to Section 7: Company’s Negative Covenants

A. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and, subject to the waiver set forth in Section 2.2 hereof, substituting the following therefor,:

“Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for (a) the period of February 1, 2006 through the last day of the second Fiscal Quarter of Fiscal Year 2006 to be less than 2.20 to 1.00,

(b) the period of February 1, 2006 through the last day of the third Fiscal Quarter of Fiscal Year 2006 to be less than 2.20 to 1.00, (c) the period of February 1, 2006 through the last day of the fourth Fiscal Quarter of Fiscal Year 2006 to be less than 2.20 to 1.00, and (d) any four-Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio for such Fiscal Quarter indicated:

Period	Minimum Interest Coverage Ratio
First Fiscal Quarter, Fiscal Year 2007	1.50 to 1.00

Second Fiscal Quarter, Fiscal Year 2007	1.35 to 1.00

Third Fiscal Quarter, Fiscal Year 2007	1.35 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2007	1.70 to 1.00

First Fiscal Quarter, Fiscal Year 2008	1.75 to 1.00

Second Fiscal Quarter, Fiscal Year 2008	2.85 to 1.00

Third Fiscal Quarter, Fiscal Year 2008	2.95 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	3.00 to 1.00” .

B. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and, subject to the waiver set forth in Section 2.2 hereof, substituting the following therefor:

“Company shall not permit the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges for (a) the period of February 1, 2006 through the last day of the second Fiscal Quarter of Fiscal Year 2006 to be less than 1.25 to 1.00, (b) the period of February 1, 2006 through the last day of the third Fiscal Quarter of Fiscal Year 2006 to be less than 1.25 to 1.00, (c) the period of February 1, 2006 through the last day of the fourth Fiscal Quarter of Fiscal Year 2006 to be less than 1.25 to 1.00, and (d) any four-Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio for such Fiscal Quarter indicated below:

Period	Minimum Fixed Charge Coverage Ratio
First Fiscal Quarter, Fiscal Year 2007	0.95 to 1.00

Second Fiscal Quarter, Fiscal Year 2007	0.80 to 1.00

Third Fiscal Quarter, Fiscal Year 2007	0.80 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2007	1.05 to 1.00

First Fiscal Quarter, Fiscal Year 2008	1.05 to 1.00

Second Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	1.40 to 1.00

C. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and, subject to the waiver set forth in Section 2.2 hereof, substituting the following therefor:

“Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio for such Fiscal Quarter indicated below:

Fiscal Quarter	Maximum Leverage Ratio
Second Fiscal Quarter, Fiscal Year 2006	4.90 to 1.00

Third Fiscal Quarter, Fiscal Year 2006	4.90 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2006	4.90 to 1.00

First Fiscal Quarter, Fiscal Year 2007	6.30 to 1.00

Second Fiscal Quarter, Fiscal Year 2007	7.10 to 1.00

Third Fiscal Quarter, Fiscal Year 2007	6.50 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2007	5.20 to 1.00

First Fiscal Quarter, Fiscal Year 2008	5.25 to 1.00

Second Fiscal Quarter, Fiscal Year 2008	3.65 to 1.00

Third Fiscal Quarter, Fiscal Year 2008	3.60 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2008	3.50 to 1.00

First Fiscal Quarter, Fiscal Year 2009	3.25 to 1.00

Second Fiscal Quarter, Fiscal Year 2009	3.20 to 1.00

Third Fiscal Quarter, Fiscal Year 2009	3.15 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2009	3.15 to 1.00

First Fiscal Quarter, Fiscal Year 2010 and each Fiscal Quarter thereafter	3.00 to 1.00”.

D. Subsection 7.6D of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and, subject to the waiver set forth in Section 2.2 hereof, substituting the following therefor:

“Company shall not permit Consolidated EBITDA for any four Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative amount for such Fiscal Quarter indicated below:

Period	Minimum Consolidated EBITDA
Second Fiscal Quarter, Fiscal Year 2006	$80,000,000

Third Fiscal Quarter, Fiscal Year 2006	$80,000,000

Fourth Fiscal Quarter, Fiscal Year 2006	$77,500,000

First Fiscal Quarter, Fiscal Year 2007	$52,000,000

Second Fiscal Quarter, Fiscal Year 2007	$46,500,000

Third Fiscal Quarter, Fiscal Year 2007	$46,000,000

Fourth Fiscal Quarter, Fiscal Year 2007	$57,000,000

First Fiscal Quarter, Fiscal Year 2008	$58,000,000

Second Fiscal Quarter, Fiscal Year 2008	$89,000,000

Third Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	$90,000,000”.

E. Subsection 7.6E of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and, subject to the waiver set forth in Section 2.2 hereof, substituting the following therefor:

“Company shall not permit the Consolidated Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio for such Fiscal Quarter indicated below:

Fiscal Quarter	Maximum Senior Secured Leverage Ratio

Second Fiscal Quarter, Fiscal Year 2006	3.00 to 1.00

Third Fiscal Quarter, Fiscal Year 2006	3.00 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2006	3.00 to 1.00

First Fiscal Quarter, Fiscal Year 2007	3.45 to 1.00

Second Fiscal Quarter, Fiscal Year 2007	3.85 to 1.00

Third Fiscal Quarter, Fiscal Year 2007	3.30 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2007	2.55 to 1.00

First Fiscal Quarter, Fiscal Year 2008	2.70 to 1.00

Second Fiscal Quarter, Fiscal Year 2008	2.00 to 1.00

Third Fiscal Quarter, Fiscal Year 2008	1.95 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2008	1.90 to 1.00

First Fiscal Quarter, Fiscal Year 2009	1.65 to 1.00

Second Fiscal Quarter, Fiscal Year 2009	1.60 to 1.00

Third Fiscal Quarter, Fiscal Year 2009	1.60 to 1.00

Fourth Fiscal Quarter, Fiscal Year 2009	1.55 to 1.00

First Fiscal Quarter, Fiscal Year 2010 and the last day of each Fiscal Quarter thereafter	1.50 to 1.00

Section 2. LIMITED WAIVERS

2.1 Limited Waiver of Excess Cash Flow Mandatory Prepayment

The Requisite Lenders hereby waive the Company’s obligation under Section 2.4B(iii)(e) of the Credit Agreement to make a mandatory prepayment of the Loans with respect to Consolidated Excess Cash Flow (if any) for the Fiscal Year ended December 31, 2006.

2.2 Limited Waiver of Certain Financial Covenants

The Requisite Lenders hereby waive the Company’s compliance with Section 7.6 of the Credit Agreement for any test period for or ending in its fourth Fiscal Quarter for Fiscal Year 2006.

2.3 Limitations

The foregoing waivers shall apply only to compliance with financial covenants measured at the end of the fourth Fiscal Quarter of the Fiscal Year 2006 and the mandatory prepayment required by Section 2.4B(iii)(e) based on Consolidated Excess Cash Flow for the Fiscal Year 2006, as described more fully above, and shall not constitute a waiver of compliance by the Company with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or prejudice any right or remedy that Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 3. CONDITIONS TO EFFECTIVENESS

Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

3.1 Corporate Documents

On or before the Second Amendment Effective Date, Company shall, and shall cause each other Credit Support Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Support Party, as the case may be, the following:

1. Secretary’s Certificates, in form and substance reasonably satisfactory to Administrative Agent and dated the Second Amendment Effective Date, certifying that (1) the Organizational Documents of Company, (2) the resolutions of the Board of Directors of Company and each other Credit Support Party and (3) the signature and incumbency certificate of Company and each other Credit Support Party, in each case as delivered to Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date; and

2. Resolutions of Company’s Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

3.2 Second Amendment

A. On or before the Second Amendment Effective Date, Company shall deliver to Administrative Agent for Lenders executed copies of this Amendment (which shall have been executed by Company and each Credit Support Party).

B. On or before the Second Amendment Effective Date, Requisite Lenders shall deliver to Administrative Agent executed copies of this Amendment.

3.3 Opinion of Counsel

On or before the Second Amendment Effective Date, Company shall have delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) originally executed copies of one or more favorable written opinions of Bracewell & Giuliani LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Second Amendment Effective Date, with respect to the due authorization, execution and delivery and enforceability of this Amendment, and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Amendment constituting a written request by Company to such counsel to deliver such opinions to Lenders).

3.4 Term Loan Repayment

Company shall have made, after the date hereof, a voluntary prepayment of principal of the Tranche B Term Loans in the aggregate amount of at least $20,000,000.

3.5 Amendment Fee

Company shall have paid to Administrative Agent for the ratable benefit of each Lender that shall have executed this Amendment on or prior to 5:00 P.M. New York City time on January 26, 2007 (the “Consenting Lenders”) an amendment fee equal to 0.125% multiplied by the sum of the aggregate principal amount of Term Loans and Revolving Loan Commitments held by the Consenting Lenders after giving effect to the repayment set forth in Section 3.4 hereof.

3.6 Other Fees and Expenses

Administrative Agent shall have received any fees separately agreed upon between Company and Administrative Agent; and Company shall have paid all fees and expenses incurred by Administrative Agent’s counsel, O’Melveny & Myers LLP, in connection with this Amendment.

3.7 Completion of Proceedings

On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 4. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

C. No Conflict. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the certificate or articles of incorporation or bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E. Binding Obligation. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. After giving effect to this Amendment, the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 5. ACKNOWLEDGEMENT AND CONSENT

Each of Company, Propex Fabrics Holdings Inc., a Delaware corporation (“Holdings”) and each Subsidiary Guarantor listed on the signature pages hereof (each individually a “Credit Support Party” and collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and agrees that all references to the Credit Agreement in all Loan Documents shall be deemed to mean the Credit Agreement as amended by this Amendment, and each Credit Support Party further hereby confirms and agrees that the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	PROPEX INC.

	By:	/s/ Lee McCarter
	Name:	Lee McCarter
	Title:	Executive Vice President and Assistant Treasurer

HOLDINGS (for purposes of Section 4 only):	PROPEX HOLDINGS INC.

	By:	/s/ Lee McCarter
	Name:	Lee McCarter
	Title:	Executive Vice President and Assistant Treasurer

SUBSIDIARY GUARANTORS (for purposes of Section 4 only):	PROPEX FABRICS INTERNATIONAL HOLDINGS I INC.

	By:	/s/ Lee McCarter
	Name:	Lee McCarter
	Title:	Vice President

PROPEX FABRICS INTERNATIONAL HOLDINGS II INC.

	By:	/s/ Lee McCarter
	Name:	Lee McCarter
	Title:	Vice President

PROPEX CONCRETE SYSTEMS CORPORATION

By:	/s/ Lee McCarter
Name:	Lee McCarter
Title:	Vice President and Chief Financial Officer

PROPEX GEOSOLUTION CORPORATION

By:	/s/ Lee McCarter
Name:	Lee McCarter
Title:	Vice President and Chief Financial Officer

SI CONCRETE HOLDINGS LLC

By:	/s/ Lee McCarter
Name:	Lee McCarter
Title:	Vice President and Chief Financial Officer

SI GEOSOLUTIONS EXCHANGE LLC

By:	/s/ Lee McCarter
Name:	Lee McCarter
Title:	Vice President and Chief Financial Officer

SI CONCRETE EXCHANGE LLC

By:	/s/ Lee McCarter
Name:	Lee McCarter
Title:	Vice President and Chief Financial Officer

BNP PARIBAS, individually and as Administrative Agent

By:	/s/ Sean Davenport
Name:	Sean Davenport
Title:	Director

By:	/s/ Christopher Goodwin
Name:	Christopher Goodwin
Title:	Managing Director

LENDERS:

, as Lender

By:
Name:
Title: